Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Consolidated Graphics, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-62317) on Form S-4 and registration statements (Nos. 333-87192, 333-13737, 333-18435, 333-66019 and 333-121201) on Form S-8 of Consolidated Graphics, Inc. of our reports dated May 30, 2007, with respect to the consolidated balance sheets of Consolidated Graphics, Inc. as of March 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2007, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007 annual report on Form 10-K of Consolidated Graphics, Inc.

KPMG LLP

Houston, Texas
May 30, 2007